Exhibit 99.1

Worthington Announces Closure of Engineered Cabs Location

Oil and Gas Equipment Workforce Reduction

COLUMBUS, OH--(Marketwired - Mar 24, 2015) -  Worthington Industries, Inc. (NYSE: WOR) announced today that it will close its Florence, S.C. Engineered Cabs facility effective September 2015, impacting approximately 310 employees. It also announced a workforce reduction at its Oil and Gas Equipment locations in Garden City, Kan., Skiatook, Okla., and Bremen and Wooster, Ohio, impacting approximately 245 employees.

"The weaker market conditions in Engineered Cabs combined with a need for significant capital investments to address production challenges led to this decision," said John McConnell, Chairman and CEO. "We will be transitioning business to our Greeneville, Tenn. operations to better serve our customers." McConnell added, "These decisions that so deeply impact the lives of our employees are never easy or taken lightly." Severance packages will be provided based on years of service and employment assistance will be offered to employees in Florence and in the Oil and Gas locations.

The Company will record a non-cash charge of approximately $81.6 million for restructuring and the impairment of the goodwill, intangible and certain fixed assets of the Engineered Cabs business, and a $2.3 million restructuring charge for severance benefits related to the workforce reductions at the Oil & Gas Equipment locations. Worthington Industries will be releasing third quarter results on Wednesday, March 25 after the market closes, followed by an analyst conference call at 10:30 a.m. ET on Thursday, March 26.

About Worthington Industries

Worthington Industries is a leading global diversified metals manufacturing company with 2014 fiscal year sales of $3.1 billion. Headquartered in Columbus, Ohio, Worthington is North America's premier value-added steel processor providing customers with wide ranging capabilities, products and services for a variety of markets including automotive, construction and agriculture; a global leader in manufacturing pressure cylinders for industrial gas and cryogenic applications, CNG and LNG storage, transportation and alternative fuel tanks, oil and gas equipment, and brand consumer products for camping, grilling, hand torch solutions, scuba diving and helium balloon kits; and a manufacturer of operator cabs for heavy mobile industrial equipment; laser welded blanks for light weighting applications; automotive racking solutions; and through joint ventures, complete ceiling grid solutions; automotive tooling and stampings; and steel framing for commercial construction. Worthington employs approximately 11,000 people and operates 84 facilities in 11 countries.

Safe Harbor Statement

This release contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates," "estimates," "expects," "intends," "plans," "will," or other words of similar meaning. All statements that reflect Worthington Industries' expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, anticipated financial results or operating performance, and statements about Worthington Industries' strategies, objectives, goals, targets, outlook, and business and financial prospects. Forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors and are not guarantees of future performance. Important factors that could cause Worthington Industries' actual results to differ materially from those expressed or implied in the forward-looking statements include: (a) the inability to complete the closure of the Florence Engineered Cabs facility as planned or within the time period anticipated, whether due to changes in laws, regulations, governmental policies, or other factors; (b) the ability to realize targeted expense reductions through the Florence facility closure and the workforce reductions at the Oil and Gas Equipment facilities; (c) the ability to realize other cost savings and operational efficiencies and improvements on a timely basis; (d) changes in preliminary accounting estimates of the restructuring and impairment charges associated with the Florence facility closure and the severance related to the workforce reductions at the Oil and Gas Equipment facilities due to the significant judgments and assumptions required; (e) unfavorable changes in the markets served by the Engineered Cabs and Oil and Gas Equipment businesses; (f) the effect of national, regional and worldwide economic conditions generally and within major product markets, including a prolonged or substantial economic downtown; and (g) the other risk factors discussed in Worthington Industries' Form 10-K for the fiscal year ended May 31, 2014, and other reports filed with the Securities and Exchange Commission. Worthington Industries disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

CONTACT INFORMATION

CONTACTS:

Cathy M. Lyttle
VP, Corporate Communications and Investor Relations
Phone: (614) 438-3077
E-mail: Cathy.Lyttle@WorthingtonIndustries.com

Sonya L. Higginbotham
Director, Corporate Communications
Phone: (614) 438-7391
E-mail: Sonya.Higginbotham@WorthingtonIndustries.com

200 Old Wilson Bridge Rd.
Columbus, Ohio 43085
WorthingtonIndustries.com